Exhibit 99.1

Contacts
Zhone Investor Relations:	Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 404.460.8578
Fax: +1 510.777.7001	E: aurora.arlet@edelman.com
E: investor-relations@zhone.com

Zhone Technologies Reports Second Quarter 2014 Financial Results

Oakland, CA - July 17, 2014 - Zhone Technologies, Inc. (NASDAQ: ZHNE), a global leader in FTTx network access solutions, today reported its financial results for the second quarter ended June 30, 2014.

Revenue for the second quarter of 2014 was $32.4 million compared to $28.6 million for the first quarter of 2014 and $30.0 million for the second quarter of 2013. Net income for the second quarter of 2014, calculated in accordance with generally accepted accounting principles (“GAAP”), was $0.4 million or $0.01 per share compared with net income of $0.3 million or $0.01 per share for the first quarter of 2014 and net income of $1.1 million or $0.03 per share for the second quarter of 2013. Adjusted earnings before stock-based compensation, interest, taxes, and depreciation (“adjusted EBITDA”) was an adjusted EBITDA profit of $0.6 million for the second quarter of 2014, compared to an adjusted EBITDA profit of $0.5 million for the first quarter of 2014 and an adjusted EBITDA profit of $1.3 million for the second quarter of 2013.

“We’re pleased to announce that we generated positive net income for the seventh quarter in a row and continued to strengthen our financial position,” stated Mory Ejabat, Zhone’s executive chairman. “We continue to focus on profitability as our number one financial objective.”

Cash and cash equivalents at June 30, 2014 was $15.6 million compared to $15.7 million at December 31, 2013.

Zhone will conduct a conference call and audio webcast today, July 17, 2014, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its second quarter 2014 results. This call is open to the public by dialing +1 (866) 510-0707 for U.S. callers and +1 (617) 597-5376 for international callers and then entering passcode 10146421. The audio webcast will be simultaneously available on the Investor Relations section of Zhone’s website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 90692081. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures

To supplement Zhone’s consolidated financial statements presented in accordance with GAAP, Zhone uses adjusted EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone’s past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company’s operational performance, including the Company’s ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net income calculated on a GAAP basis and adjusted EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Income.

About Zhone Technologies

Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in all IP multi-service access solutions, serving more than 750 of the world’s most innovative network operators. The IP Zhone is the only solution that enables service providers to build the network of the future…today, supporting end-to-end Voice, Data, Entertainment Social Media, Business, Mobile Backhaul and Mobility service. Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company’s products; intense competition in the communications equipment market; the Company’s ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2013 and the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2014. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net revenue	$32,422	$28,609	$30,048	$61,031	$58,427
Cost of revenue	21,407	17,744	18,436	39,151	36,311
Stock-based compensation	1	—	—	1	—

Gross profit	11,014	10,865	11,612	21,879	22,116

Operating expenses:
Research and product development (1)	4,167	4,143	3,920	8,310	7,580
Sales and marketing (1)	4,804	4,678	5,073	9,482	9,895
General and administrative (1)	1,644	1,689	1,525	3,333	3,214

Total operating expenses	10,615	10,510	10,518	21,125	20,689

Operating income	399	355	1,094	754	1,427
Other income (expense), net	(20)	(10)	2	(30)	(69)

Income before income taxes	379	345	1,096	724	1,358
Income tax provision	10	43	40	53	72

Net income	$369	$302	$1,056	$671	$1,286

Other comprehensive income (loss)	6	(20)	(78)	(14)	(83)

Comprehensive income	$375	$282	$978	$657	$1,203

Weighted average shares outstanding
Basic	32,354	32,299	31,222	32,327	31,170
Diluted	34,441	34,826	32,696	34,634	31,859
Earnings per common share
Basic	$0.01	$0.01	$0.03	$0.02	$0.04
Diluted	$0.01	$0.01	$0.03	$0.02	$0.04
(1) Amounts include stock-based compensation costs as follows:
Research and product development	$1	$1	$—	$2	$—
Sales and marketing	5	4	—	9	—
General and administrative	101	54	134	155	312

	$107	$59	$134	$166	$312
GAAP net income	$369	$302	$1,056	$671	$1,286
Stock-based compensation	108	59	134	167	312
Interest expense	5	16	10	21	49
Income taxes	10	43	40	53	72
Depreciation	93	90	92	183	174

Non-GAAP Adjusted EBITDA income	$585	$510	$1,332	$1,095	$1,893

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$15,648	$15,686
Accounts receivable	35,357	33,328
Inventories	17,353	19,562
Prepaid expenses and other current assets	2,447	2,269

Total current assets	70,805	70,845
Property and equipment, net	699	718
Other assets	255	254

Total assets	$71,759	$71,817

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,512	$12,689
Line of credit	10,000	10,000
Accrued and other liabilities	8,352	8,865

Total current liabilities	30,864	31,554
Other long-term liabilities	2,396	2,704

Total liabilities	33,260	34,258

Stockholders’ equity:
Common stock	32	32
Additional paid-in capital	1,074,577	1,074,294
Other comprehensive income	51	65
Accumulated deficit	(1,036,161)	(1,036,832)

Total stockholders’ equity	38,499	37,559

Total liabilities and stockholders’ equity	$71,759	$71,817

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